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                                                                    EXHIBIT 99.1

                                                           RELEASE DATE:
                                                           September 2, 2003

                                                           CONTACT:
                                                           Kmart Media Relations
                                                           (248) 463-1021

                       KMART HOLDING CORPORATION ANNOUNCES
                             EXECUTIVE APPOINTMENTS

TROY, MICH., SEPTEMBER 2, 2003 - Kmart Holding Corporation (Nasdaq: KMRT) today announced the hiring of Bruce Johnson, Senior Vice President, Supply Chain and Operations; Janet Kelly, Senior Vice President and Chief Administrative Officer; and Lisa Schultz, Senior Vice President and Chief Creative Officer. All three appointments report to President and Chief Executive Officer Julian C. Day.

Bruce Johnson joins Kmart from Carrefour SA, the world's second largest retailer with more than 9,000 stores and reported sales in 2002 exceeding $70 billion, where he was Director, Organization and Systems and a member of the Management Committee with global responsibilities for Information Technology, Logistics and Store Organization and Methods. Prior to joining Carrefour in 1998, Johnson spent 16 years at Colgate-Palmolive where, in 1993, he was named Vice President of Technology Operations and Information Technology.

"Bruce brings world class expertise to the entire supply chain from sourcing to the display of product in our stores, and I am confident that he will provide outstanding leadership to Kmart in this area" said Julian Day.

Johnson will have responsibility for Logistics, Inventory Management, Corporate Purchasing, Far East Operations, Regional Pricing, Regional Merchandising and Space Planning.

Janet Kelly comes to Kmart from her position as Executive Vice President-Corporate Development and Administration, General Counsel and Secretary at Kellogg Company, where her responsibilities included Human Resources and Corporate Development. Before joining Kellogg, Kelly was General Counsel at Sara Lee and a partner at Sidley Austin. Kelly began her career at Wachtell, Lipton, Rosen & Katz. Kelly will have responsibility for Human Resources, Communications and Internal Audit.


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Julian Day said, "We are thrilled to have someone of Janet's experience and capability join us. I have asked Janet to focus first on leading and revitalizing our Human Resources department to match the needs of a new and vibrant Kmart."

Lisa Schultz joins Kmart as Senior Vice President and Chief Creative Officer, a newly created position, and will be responsible for the creative vision of Kmart as it pertains to product and merchandising in Kmart stores. Schultz was Executive Vice President of Product Development and Design at The Gap, Inc. from 1987 to October 2001. While at The Gap, Schultz was responsible for developing the contemporary and timeless fashion at affordable prices that made GAP an American retail icon. Since leaving The Gap she has been a consultant in the fashion and beauty business.

Julian Day said, "Lisa will bring the creative vision and leadership necessary for Kmart to move competitively into the future."

Prior to her career at The Gap, Schultz held executive positions at Ralph Lauren and Calvin Klein. She began her retail career as an assistant merchandise manager at Manhattan Industries.

Julian Day commented, "As today's announcement demonstrates, Kmart is now able to attract the best and the brightest executives. We look forward to combining the development of our existing high potential employees with excellence from outside the company."

About Kmart Holding Corporation

Kmart Holding Corporation and its subsidiaries (together, "the Company") is a mass merchandising company that offers customers quality products through a portfolio of exclusive brands that include DISNEY, JACLYN SMITH, JOE BOXER, KATHY IRELAND, MARTHA STEWART EVERYDAY, ROUTE 66, SESAME STREET, and THALIA SODI. The Company operates more than 1,500 stores in 49 states and is one of the 10 largest employers in the country with 170,000 associates. For more information visit the Company's website at www.kmart.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION AND OTHER MATTERS

Statements made by Kmart which address activities, events or developments that we expect or anticipate may occur in the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect Kmart's current views with respect to current events and financial performance. Such forward-looking statements are based upon assumptions concerning future conditions that may ultimately prove to be inaccurate and involve risks, uncertainties and factors that could cause actual results to differ materially from any anticipated future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, factors relating to Kmart's internal operations and the external environment in which it operates; marketplace demand for the products of Kmart's key brand partners as well as the engagement of appropriate new brand partners; increasing competition from other retailers; Kmart's ability to operate pursuant to its exit financing facility; outcome of negotiations on collective bargaining agreements and other labor issues with unions representing employees in Kmart's distribution centers; Kmart's ability to obtain and maintain normal terms with its vendors, attract and retain customers, obtain and maintain appropriate inventory, implement its business plan and strategies, attract, motivate and/or retain key executives and associates; and other risks detailed in Kmart's Securities and Exchange Commission filings. Kmart undertakes no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances after the date such statements were made.

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